                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                          ---------------------------

                                    FORM 8-A

                          ---------------------------

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          ---------------------------

                   Orchard Supply Hardware Stores Corporation
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             (Exact name of registrant as specified in its charter)

              Delaware                                   95-4214109
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(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)

    6450 Via Del Oro             San Jose, California        95119
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(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                               Name of each exchange
    to be so registered                               on which each class is
                                                      to be registered

    Common Stock ($.01 par value)                     New York Stock Exchange
------------------------------------                  -----------------------

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:


                                      N/A
--------------------------------------------------------------------------------
                                (Title of Class)

                        Exhibit Index Appears at Page 4.
                               Page 1 of 4 pages.
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of Registrant's Common Stock, par value $.01 per share, set forth in the "Description of Capital Stock" section of the Prospectus which forms a part of Registrant's Registration Statement on Form S-3 (Registration No. 333-1199) ("Form S-3"), filed with the Securities and Exchange Commission (the "Commission") on February 26, 1996, is incorporated herein by this reference.


Item 2.  Exhibits.
         --------

          The following Exhibits are filed as part of this Registration
Statement:

          1.   Registrant's Registration Statement on Form S-3;*

          2.   Not applicable;

          3. Proxy Statement for the Company's 1995 Annual Meeting of Stockholders held May 19, 1995;

          4.1  Certificate of Incorporation of Registrant;**

          4.2  Bylaws of Registrant;+

          5. Specimen of certificate evidencing Registrant's Common Stock, par value $.01 per share, registered hereunder; and ++

          6.   Registrant's 1995 Annual Report. +++



--------------------------------
* Filed with the Commission (Registration No. 333-1199) on February 26, 1996. ** Filed as an exhibit to Quarterly Report on Form 10-Q (File No. 0-21182) on
    June 14, 1994 for the Company's quarter ended May 1, 1994.
+ Filed as an exhibit to Registration Statement on Form S-4 (Registration No. 33-55190) on November 30, 1992.
++  Filed with the Commission on Form SE on March 26, 1996.
+++ Filed with the Commission on April 12, 1995 for the Company's fiscal year ended January 29, 1995.

                              Page 2 of 4 pages.
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                                   SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    ORCHARD SUPPLY HARDWARE STORES CORPORATION



Dated: March 26, 1996         By:   /s/ Stephen M. Hilberg
                                    ------------------------------------------
                                    Stephen M. Hilberg
                                    Senior Vice President and
                                    Chief Financial Officer

                              Page 3 of 4 pages.
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                                 EXHIBIT INDEX

Exhibit                                                                Page
Number                                                                Number
------                                                                ------

 1        Registrant's Registration Statement on Form S-3.*

 2        Not applicable.

 3 Proxy Statement for the Company's 1995 Annual Meeting of Stockholders held May 19, 1995.

4.1       Certificate of Incorporation of Registrant.**

4.2       Bylaws of Registrant.+

5         Specimen of certificate evidencing Registrant's Common
          Stock, par value $.01 per share, registered hereunder.++

6         Registrant's 1995 Annual Report.+++



-----------------------------
*         Filed with the Commission (Registration No. 333-1199) on February 26,
          1996.
** Filed as an exhibit to Quarterly Report on Form 10-Q (File No. 0-21182) on June 14, 1994 for the Company's quarter ended May 1, 1994.
+ Filed as an exhibit to Registration Statement on Form S-4 (Registration No. 33-55190) on November 30, 1992.
++        Filed with the Commission on Form SE on March 26, 1996.
+++ Filed with the Commission on April 12, 1995 for the Company's fiscal year ended January 29, 1995.

                              Page 4 of 4 pages.